UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 24, 2013, Navistar Financial Dealer Note Master Owner Trust II (the “Issuing Entity”) issued a series of notes designated the Floating Rate Dealer Note Asset Backed Notes, Series 2013-2 (the “Series 2013-2 Notes”). The Series 2013-2 Notes include four classes of Notes: the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes. The principal characteristics of the Series 2013-2 Notes are as follows:

Number of classes within Series 2013-2 Notes: Four

Initial Class A Notes Outstanding Principal Amount: $211,330,000

Initial Class B Notes Outstanding Principal Amount: $13,120,000

Initial Class C Notes Outstanding Principal Amount: $11,740,000

Initial Class D Notes Outstanding Principal Amount: $13,810,000

Initial Total Series 2013-2 Notes Outstanding Principal Amount: $250,000,000

Class A Note Rate: 1-month LIBOR + 0.68%

Class B Note Rate: 1-month LIBOR + 1.00%

Class C Note Rate: 1-month LIBOR + 1.50%

Class D Note Rate: 1-month LIBOR + 2.25%

Closing Date: October 24, 2013

Expected Principal Distribution Date: September 25, 2015

Legal Final Maturity Date: September 25, 2018

Ordinary means of principal repayment: Accumulation Period

Accumulation Period Commencement Date: A date within nine months prior to the Expected Principal Distribution Date, as determined by the Servicer

Primary source of credit enhancement for Class A Notes: Subordination of Class B Notes, the Class C Notes and Class D Notes, Overcollateralization represented by the Issuing Entity Certificate issued to the Depositor and a spread account

Primary source of credit enhancement for Class B Certificates: Subordination of Class C Notes and the Class D Notes and Overcollateralization represented by the Issuing Entity Certificate issued to the Depositor and a spread account

Primary source of credit enhancement for Class C Certificates: Subordination of Class D Notes and Overcollateralization represented by the Issuing Entity Certificate issued to the Depositor and a spread account

Primary source of credit enhancement for Class D Certificates: Overcollateralization represented by the Issuing Entity Certificate issued to the Depositor and a spread account

Series 2013-2 Overcollateralization Percentage: 9.50% divided by 1.00 minus 9.50%

Series 2013-2 Target Overcollateralization Amount: the product of the Series 2013-2 Overcollateralization Percentage and the Series 2013-2 Nominal Liquidation Amount

Servicing Fee Percentage: 1.0%

The terms of the Series 2013-2 Notes and the definitions of capitalized terms may be found in the Series 2013-2 Indenture Supplement, dated as of October 24, 2013 (the “Indenture Supplement”), between the Issuing Entity and Citibank, N.A., as indenture trustee, which is attached as Exhibit 10.1 and incorporated by reference herein. The Indenture Supplement supplements the Indenture, dated as of November 2, 2011, between the Issuing Entity and the Indenture Trustee (filed as Exhibit 10.3 to the registrant’s Form 8-K dated and filed on November 7, 2011. Commission File No. 001-09618).

ITEM 7.01 REGULATION FD DISCLOSURE

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Navistar International Corporation (the “Company”), one of the nation’s largest combined commercial truck, school bus and mid-range diesel engine producers, announced that Troy A. Clarke, President and Chief Executive Officer, and Walter G. Borst, Executive Vice President and Chief Financial Officer, will discuss business matters related to the Company during the 37th Annual Gabelli & Company Automotive Aftermarket Symposium in Las Vegas on November 4th, which is scheduled to begin at 2:30 p.m. Pacific (4:30 p.m. Central).

Also, the Company announced that Troy A. Clarke, President and Chief Executive Officer, and Walter G. Borst, Executive Vice President and Chief Financial Officer, will discuss business matters related to the Company during the Robert W. Baird 2013 Industrial Conference in Chicago on November 6th, which is scheduled to begin at 9:30 a.m. Central.

Live audio web casts will be available for the presentations at http://www.navistar.com/navistar/investors/webcasts. Investors are advised to log on to the web site at least 15 minutes prior to the presentation to allow sufficient time for downloading any necessary software. The web cast will be available for replay at the same address approximately three hours following its conclusion, and will remain available for a period of 12 months or such earlier time as the information is superseded or replaced by more current information.

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, and IC Bus™ brand school and commercial buses. The Company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Series 2013-2 Indenture Supplement to the Indenture, dated as of October 24, 2013, between Navistar Financial Dealer Note Master Owner Trust II, as issuing entity, and Citibank, N.A., as indenture trustee.

99.1	Press release, dated October 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ WALTER G. BORST
Name: Title:	Walter G. Borst Executive Vice President and Chief Financial Officer

Dated: October 28, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Series 2013-2 Indenture Supplement to the Indenture, dated as of October 24, 2013, between Navistar Financial Dealer Note Master Owner Trust II, as issuing entity, and Citibank, N.A., as indenture trustee.

99.1	Press release, dated October 28, 2013.